UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2013

_____________________________________________________________________________________

SCOOP MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-177592	33-1220471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Preville St.
Lasalle, QC, Canada H8N 1N4
(Address of principal executive offices, including zip code)

(514) 312-7576
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 23, 2013, Scoop Media, Inc., (the "Company", "we", "us", "our") entered into a share exchange agreement (the "Share Exchange Agreement") pursuant to which we agreed to issue, 3,645,001 shares of our unregistered common stock, $0.001 par value per share (the "Common stock") and 5,150,000 shares of our unregistered preferred stock, $0.001 par value per share (the "Preferred stock") to the shareholders of Forgiven Bottling Group, Inc., a Nevada Corporation ("Forgiven"). Upon completion of the transaction, Forgiven will become a wholly-owned subsidiary of the Company and the Company will carry on the business of Forgiven as its primary business.

Forgiven is in the business of distributing products that fuel the body's ability to process alcohol.  Forgiven began operations in October of 2010, and to the Company’s knowledge, has the only alcohol metabolizing product on the market.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our Company:

1.

our Company will receive duly executed copies of all third-party consents and approvals contemplated by the share exchange agreement;

2.

no material adverse change will have occurred in the businesses or assets of our Company since the effective date of the share exchange agreement;

3.

the transaction is approved by our Board of Directors and the Board of Directors of Forgiven;

4.

no suit, action or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by the share exchange agreement;

5.

the Company will file a Certificate of Designation describing the preferences, rights and limitations of the Series A Preferred Stock in the form approved by Forgiven;

6.

Concurrent with the Closing of the Share Exchange Agreement:

a.

The Company and Awais Khan will enter into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the "Split-Off Agreement"), by which Mr. Khan will acquire all of the assets, and assume all of the liabilities, relating to the current operation of the Company's business.  In exchange, Mr. Khan shall cause 4,000,000 shares of the Company's Common Stock held by him to be irrevocably cancelled.  The Split Off Agreement shall be substantially in the form attached to this Current Report on form 8-K as Exhibit 10.2.

b.

Richard Lee shall cause 1,500,000 shares of the Company's Common Stock held by him to be irrevocably cancelled.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange, or any other actions contemplated in the share exchange agreement.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Share Exchange Agreement among Scoop Media, Inc. and Forgiven Bottling Group, Inc. dated April 23, 2013
10.2	Split-Off Agreement between Scoop Media, Inc. and Awais Khan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 23, 2013	SCOOP MEDIA, INC.
/s/ Awais Khan
		By:	Awais Khan, President